As filed with the Securities and Exchange Commission on June 23, 2005
Registration No. 333-125084

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Outdoor Channel Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0074499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

43445 Business Park Drive, Suite 113
Temecula, California 92590
(951) 699-4749
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Perry T. Massie, President and Chief Executive Officer
43445 Business Park Drive, Suite 113
Temecula, California 92590
(951) 699-4749
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen D. Cooke, Esq. Paul, Hastings, Janofsky & Walker LLP 695 Town Center Drive Seventeenth Floor Costa Mesa, California 92626-1924 (714) 668-6200 Fax: (714) 668-6364	Thomas E. Hornish, Esq. General Counsel Outdoor Channel Holdings, Inc. 43445 Business Park Drive, Suite 113 Temecula, California 92590 (951) 699-4749 Fax: (951) 699-4062	Rodney R. Peck, Esq. Pillsbury Winthrop Shaw Pittman LLP 50 Fremont Street San Francisco, California 94105-2228 (415) 983-1000 Fax: (415) 983-1200

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box.    ☐
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☐
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE
      Outdoor Channel Holdings, Inc. has prepared this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-125084) for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 2 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution
      The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered. All amounts shown are estimates except for the registration fee and the NASD filing fee.

Registration fee	$11,753
NASD filing fee	10,485
The Nasdaq National Market fee	15,000
Blue sky qualification fees and expenses	5,000
Printing and engraving expenses	150,000
Legal fees and expenses	350,000
Accounting fees and expenses	50,000
Transfer agent and registrar fees	10,000
Miscellaneous fees and expenses	147,762

Total	$750,000

Item 15.     Indemnification of Directors and Officers
      Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
      Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation by reason of the fact that the person is or was a director, officer, agent, or employee of the corporation), or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe is or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.
      Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

      Our certificate of incorporation and bylaws, each as incorporated herein by reference, provide that we shall indemnify our directors, officers, employees and agents to the maximum extent permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under the DGCL. We also maintain director and officer liability insurance. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act.
      The Underwriting Agreement, attached as Exhibit 1.1 hereto, provides for indemnification by the underwriters of us and our officers and directors for certain liabilities, including matters arising under the Securities Act.
Item 16.     Exhibits and Financial Statement Schedules

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*
2.1	Amended and Restated Agreement and Plan of Merger among The Outdoor Channel, Inc., Outdoor Channel Holdings, Inc. and Gold Prospector’s Association of America, Inc. dated as of April 20, 2004, as amended and restated as of May 12, 2004 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 18, 2004 and incorporated herein by reference)
2.2	Agreement and Plan of Merger between Outdoor Channel Holdings, Inc., a Delaware corporation, and Outdoor Channel Holdings, Inc., an Alaska corporation, dated as of September 8, 2004 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 20, 2004 and incorporated herein by reference)
3.1	Certificate of Incorporation of Outdoor Channel Holdings, Inc, a Delaware corporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 20, 2004 and incorporated herein by reference)
3.2	By-Laws of Outdoor Channel Holdings, Inc., a Delaware corporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 20, 2004 and incorporated herein by reference)
4.1	Instruments defining the rights of security holders, including debentures (see Exhibits 3.1 and 3.2 above)
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the validity of our common stock
23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)
23.2	Consent of J.H. Cohn LLP, Independent Registered Public Accounting Firm*
24.1	Power of Attorney*

*	Previously filed.
Item 17.     Undertakings
      The undersigned registrant hereby undertakes the following:

(1)	The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange act of 1934) that is incorporated by reference in the registration shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California, on June 23, 2005.

Outdoor Channel Holdings, Inc.

By:	/s/ William A. Owen

William A. Owen
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Perry T. Massie		Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	June 23, 2005

/s/ William A. Owen William A. Owen		Chief Financial Officer and Controller (Principal Financial and Accounting Officer)	June 23, 2005

* Thomas H. Massie		Executive Vice President, Secretary and Vice Chairman of the Board	June 23, 2005

* Jerry R. Berglund		Director	June 23, 2005

* David C. Merritt		Director	June 23, 2005

* Ray V. Miller		Director	June 23, 2005

* Elizabeth J. Sanderson		Director	June 23, 2005

* T. Bahnson Stanley		Director	June 23, 2005

* By:	/s/ William A. Owen William A. Owen Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*
2.1	Amended and Restated Agreement and Plan of Merger among The Outdoor Channel, Inc., Outdoor Channel Holdings, Inc. and Gold Prospector’s Association of America, Inc. dated as of April 20, 2004, as amended and restated as of May 12, 2004 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 18, 2004 and incorporated herein by reference)
2.2	Agreement and Plan of Merger between Outdoor Channel Holdings, Inc., a Delaware corporation, and Outdoor Channel Holdings, Inc., an Alaska corporation, dated as of September 8, 2004 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 20, 2004 and incorporated herein by reference)
3.1	Certificate of Incorporation of Outdoor Channel Holdings, Inc, a Delaware corporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 20, 2004 and incorporated herein by reference)
3.2	By-Laws of Outdoor Channel Holdings, Inc., a Delaware corporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 20, 2004 and incorporated herein by reference)
4.1	Instruments defining the rights of security holders, including debentures (see Exhibits 3.1 and 3.2 above)
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the validity of our common stock
23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)
23.2	Consent of J.H. Cohn LLP, Independent Registered Public Accounting Firm*
24.1	Power of Attorney*

*	Previously filed.